UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2011

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347	No. 88-0326081
(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1 Press Release of the Company dated December 26, 2011.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2011, Ormat Nevada Inc. (“ONI”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Thermo No. 1 BE-01, LLC (“Thermo I”) in connection with ONI’s financing of the addition of one Ormat Energy Converter (“OEC”) to Thermo I’s existing geothermal power facility in Utah (the “Project”). The OEC will be constructed by ONI as an engineering, procurement and construction (“EPC”) contractor. The financing, in an aggregate principal amount not to exceed $22.725 million, will be extended by ONI and used to finance the Project construction costs under the EPC contract with Thermo I. The extension of credit under the Credit Agreement will occur in installments during the construction of the Project upon ONI’s completion of specified construction milestones in the milestone value amounts agreed upon by Thermo I and ONI. The financing and construction of the Project are subject to the fulfillment of customary and other specified conditions precedent.

Absent delays, completion and final acceptance of the Project construction work (“Final Acceptance”) is scheduled to occur one and a half years after the issuance of the Project notice to proceed. Thereafter, the principal amount outstanding under the Credit Agreement will bear interest at an agreed rate, payable monthly in arrears. The credit extended under the Credit Agreement will mature not later than 180 days after Final Acceptance, at which time the outstanding principal amount will be due and payable by Thermo I. If Thermo I receives a cash grant from the U.S. Department of the Treasury under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 (or any successor or replacement to such cash grant) with respect to Thermo I’s investment in the construction of the Project, the cash grant will be paid to ONI as a mandatory prepayment of the outstanding principal amount. Amounts financed by ONI under the Credit Agreement may be reduced or forgiven if, under certain circumstances, the Project does not meet the performance criteria agreed upon by Thermo I and ONI, or upon the occurrence of an event of default by ONI under the EPC Contract.

The credit extended by ONI to Thermo I under the Credit Agreement is secured by a first priority perfected security interest in, and real property mortgage lien on, the Project assets of Thermo I and by a pledge by Thermo I’s sole member, Intermountain Renewable Power, LLC, of its membership interests in Thermo I. The Credit Agreement and related security document contain customary affirmative and negative covenants for Thermo I, including, among other affirmative covenants, maintenance of the Thermo I’s geothermal business, corporate existence, insurance, property rights and books and records, and including, among other negative covenants, restrictive covenants that limit, subject to certain exceptions, Thermo I’s ability to incur other indebtedness, pay distributions, merge or consolidate with another person or grant liens on the collateral securing the indebtedness under the Credit Agreement.

Under the EPC contract, ONI agrees to engineer, procure, and construct, on a turnkey basis, the OEC. The EPC contract provides for agreed upon liquidated damages and remedies for Thermo I if there are Project delays or performance issues attributable to ONI. The EPC contract work is scheduled to be released in stages based upon Thermo I’s achievement of agreed upon conditions.

Item 8.01.	Other Events.

On December 26, 2011, the Company issued a press release announcing that Ormat Nevada Inc. entered into the Credit Agreement and the EPC Contract. A copy of the Company’s press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of the Company dated December 26, 2011.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By	/S/ YEHUDIT BRONICKI
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: December 27, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated December 26, 2011.